UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
July 25, 2012

SALON MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26395	94-3228750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Spear Street, Suite 203, San Francisco, California 94105
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(415) 645-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Interim-Chief Financial Officer

On July 25, 2012, the Board of Directors of the Company formally appointed Mr. Alex Fernandez to serve as the Company’s Interim-Chief Financial Officer in place of Mr. Norman M. Blashka, who resigned as Chief Financial Officer effective as of May 31, 2012.  Mr. Fernandez had been performing the functions of the office of chief financial officer on an interim basis prior to the Board’s formal action.

Mr. Fernandez, age 44, has served as the Company’s Corporate Controller since February 18, 2009 and will continue to do so during his service as Interim-Chief Financial Officer.  Prior to joining the Company, Mr. Fernandez served as Corporate Controller for SBM Site Services for two and one-half years. From 2004 through 2006, Mr. Fernandez served as Brokerage Accounting Manager for E*Trade Financial Corporation. Prior to this, Mr. Fernandez served as Senior Program Manager with Oracle Corporation. From 1997 through 1999, Mr. Fernandez served as Senior Accountant with Exodus Communications. From 1994 through 1995, Mr. Fernandez served as Accounting Manager for Homestake Mining Company. Mr. Fernandez began his professional career in 1991 with Deloitte & Touche as a Staff Accountant.  Mr. Fernandez’s financial background includes experience with accounting and program management and he holds a Bachelor of Science degree in Business Administration from the University of San Francisco.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2012

SALON MEDIA GROUP, INC.
Registrant

By:	/s/ Cindy Jeffers
Cindy Jeffers
Chief Executive Officer